                                                                  EXHIBIT 10.(b)


                             REINSURANCE AGREEMENT

                                    between

                   PHYSICIANS HEALTH SERVICES (BERMUDA) LTD.

                               Hamilton, Bermuda

                                      and

                THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                              New York, New York

                               TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS.................................................  1

ARTICLE II     REINSURANCE COVERAGE........................................  5
     2.1   Coverage........................................................  5
     2.2   Plan of Reinsurance.............................................  5
     2.3   Conditions......................................................  5
     2.4   Exclusions......................................................  6

ARTICLE III    GENERAL PROVISIONS..........................................  6
     3.1   Contract Administration.........................................  6
     3.2   Non-Solicitation................................................  6
     3.3   Inspection......................................................  6
     3.4   Misunderstandings and Oversights................................  7
     3.5   Reinstatements..................................................  7
     3.6   Contract Changes or Reserve Changes.............................  7
     3.7   Compliance with Applicable Laws and Regulations.................  8
     3.8   Amendment and/or Termination Upon Failure to Comply.............  8
     3.9   Notification of Disapproval or Change in Law....................  9
     3.10  Setoff..........................................................  9
     3.11  Limitations on Liability........................................ 10
     3.12  Exclusivity..................................................... 10
     3.13  Press Releases.................................................. 11
     3.14  Restrictions on the Reinsurer and the Company
            Relating to Other Agreements................................... 11
     3.15  Investigations.................................................. 11
     3.16  Change In Control............................................... 11
     3.17  Reinsurance or Sale of Health Insurance Contracts............... 12
     3.18  Commission Scale and Commission Scale Changes................... 12
     3.19  Statement of Actuarial Opinion.................................. 13

ARTICLE IV     PREMIUMS AND RESERVES....................................... 13
     4.1   Premiums........................................................ 13
     4.2   Reinsurer's Capital and Surplus................................. 13
     4.3   Reserves........................................................ 13

ARTICLE V      EXPENSE ALLOWANCE........................................... 14
     5.1   Administrative Expenses......................................... 14
     5.2   Payment......................................................... 14
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ARTICLE VI     CLAIMS...................................................... 14
     6.1   Payment of Claims............................................... 14
     6.2   Notice of Claim................................................. 14
     6.3   Determination of Claims by Company.............................. 14

ARTICLE VII    ACCOUNTING AND REPORTING.................................... 15
     7.1   Reinsurance Accounting.......................................... 15
     7.2   Quarterly Accounting Reports.................................... 15
     7.3   Settlements..................................................... 16
     7.4   Reconciliation.................................................. 16
     7.5   Annual Accounting Reports....................................... 16
     7.6   Best Efforts to Supply Actual Data.............................. 16
     7.7   Interest on Delayed Payments.................................... 17

ARTICLE VIII   DURATION AND TERMINATION.................................... 17
     8.1   Duration........................................................ 17
     8.2   Commencement of Liability....................................... 17
     8.3   Termination of Liability........................................ 17
     8.4   Termination of Agreement........................................ 17
     8.5   Automatic Termination........................................... 18
     8.6   Termination Due to Insufficient Premium......................... 18
     8.7   Termination Subsequent to a Change In Control................... 18
     8.8   Termination for Cause........................................... 19
     8.9   Termination of Agreement Upon the Occurrence of Certain
            Events......................................................... 20
     8.10  Termination for Material Change
            in PHS Network................................................. 20

ARTICLE IX     PAYMENTS UPON TERMINATION OF AGREEMENT...................... 21
     9.1   Payments on Termination......................................... 21
     9.2   Supplemental Accounting......................................... 22

ARTICLE X      CALCULATION OF PROFIT AND LOSS.............................. 22
     10.1  Determination and Allocation of Profit or Loss.................. 22
     10.2  Investment Income............................................... 22

ARTICLE XI     CONDITIONS PRECEDENT........................................ 23
     11.1  Condition Precedent............................................. 23
     11.2  Extension of Time............................................... 23
     11.3  Cooperation of Parties.......................................... 23
     11.4  Guarantee of Reinsurer.......................................... 23

ARTICLE XII    INSOLVENCY OF THE COMPANY................................... 24
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     12.1  Payments by the Reinsurer....................................... 24
     12.2  Claims.......................................................... 24
     12.3  Executory Contract.............................................. 25

ARTICLE XIII   ARBITRATION................................................. 25
     13.1  Appointment of Arbitrators...................................... 25
     13.2  Decision of Arbitrators; Expenses............................... 26
     13.3  Applicable Law; Survival........................................ 26
     13.4  Other Actions................................................... 26

ARTICLE XIV    REPRESENTATIONS AND WARRANTIES.............................. 27
     14.1  Representations and Warranties of the Company................... 27
     14.2  Representations and Warranties of the Reinsurer................. 27

ARTICLE XV     CONFIDENTIALITY............................................. 28
     15.1  Obligations of the Parties...................................... 28
     15.2  Survival of Article XV.......................................... 29

ARTICLE XVI    MISCELLANEOUS PROVISIONS.................................... 29
     16.1  Notices......................................................... 29
     16.2  Successors and Assigns.......................................... 29
     16.3  Counterparts.................................................... 30
     16.4  Currency........................................................ 30
     16.5  Amendment....................................................... 30
     16.6  Entire Agreement; Headings...................................... 30
     16.7  Binding Effect.................................................. 31
     16.8  Governing Law................................................... 31
     16.9  Severability.................................................... 31
     16.10 Waivers and Remedies............................................ 31

ARTICLE XVII   EXECUTION................................................... 32
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                                     -iii-

                                   SCHEDULES
                                   ---------

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SCHEDULE A    CONTRACTS AND RISKS REINSURED................................A-1

SCHEDULE B    FEES AND COMMISSIONS.........................................B-1

SCHEDULE C    QUARTERLY PROFIT/LOSS........................................C-1

SCHEDULE D    ANNUAL REPORTS...............................................D-1

SCHEDULE E    INTEREST RATES...............................................E-1

SCHEDULE F    QUARTERLY FUNDS RECONCILIATION...............................F-1
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                                     -iv-

                             REINSURANCE AGREEMENT
                             ---------------------

          This Reinsurance Agreement (this "Agreement") is made and entered into as of this 1st day of May, 1996 between PHYSICIANS HEALTH SERVICES (BERMUDA) LTD., a stock insurance company organized under the laws of Bermuda (the "Reinsurer") and THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, of New York, New York, a mutual life insurance company organized under the laws of the State of New York (the "Company").

          The Company and the Reinsurer mutually agree to enter into a reinsurance agreement (the "Agreement") on the terms and conditions stated herein. This Agreement is a reinsurance agreement solely between the Company and the Reinsurer, and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance, except as set forth in Article XII, shall anyone other than the Company or the Reinsurer have any rights under this Agreement, and the Company shall be and remain solely liable to any insured, contractholder, physician or other provider or beneficiary under any contract reinsured hereunder.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):

          "Accounting Period" means the Fiscal Quarter, except that the first
           -----------------
Accounting Period shall be the period commencing with the Effective Date and ending with the last day of the then current Fiscal Quarter, and the last Accounting Period shall be the period commencing with the first day of the last Fiscal Quarter preceding the Terminal Accounting Date and ending on the Terminal Accounting Date.

          "Administrative Expense" means an expense which will be reimbursable
           ----------------------
each Accounting Period and is intended to compensate the Company or the Reinsurer for a reasonable estimate of the actual cost of performing administrative services in connection with the Health Insurance Contracts, as set forth in the Marketing and Administrative Services Agreement, without provision for profit.

          "Affiliate" means with respect to a specified person, a person that
           ---------
directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

          "Annual Accounting Report" means the report required to be prepared in
           ------------------------
accordance with Section 7.5 and providing the data as shown on Schedule D.

          "Change In Control" means the acquisition, in a single transaction
           -----------------
or in a series of related transactions, by a person, an entity, or a group of persons or entities acting in concert of: (i) twenty-five percent (25%) or more
(a) of the voting common stock of the Reinsurer or PHS (excluding any acquisition of stock by a party currently owning twenty-five (25%) or more of such common stock), or (b)of the aggregate value of the business of the Reinsurer or PHS; or (ii) twenty-five percent (25%) or more of any ownership interest in the Company.

          "Commissions" means commissions and other incentives or bonuses
           -----------
applicable to the marketing of the Health Insurance Contracts.

          "Contractholder" means an employer who or which executes an
           --------------
enrollment agreement with respect to any Plan subject to this Agreement.

          "Direct Paid Claims" means amounts paid to health care providers for
           ------------------
medical claims and/or to subscribers for services covered by Health Insurance Contracts.

          "Direct Paid Premium" means premiums received.
           -------------------

          "Earned Premium" shall consist of the item shown on Schedule C, line
           --------------
 I.A.6.


          "Effective Date" shall have the meaning set forth in Section 2.1.
           --------------

          "Fiscal Quarter" means each of the four consecutive three-month
           --------------
periods in a fiscal year commencing on January 1 of each year and ending on December 31 of that calendar year.

          "Health Insurance Contracts" means only those health insurance
           --------------------------
contracts issued by the Company in the Service Area that are marketed (i) as part of a "multi-choice" arrangement, together with HMO Plans (as defined in the Marketing and Services Agreement) issued by PHS New Jersey; or (ii) on a "stand alone" basis, if sold by the sales force of PHS New Jersey. The term Health Insurance Contract includes "preferred provider organization" contracts using PHCS' network of providers when sold as part of a multi-choice arrangement with HMO Plans or when sold by the marketing force of PHS New Jersey.

          "Insurance Taxes" means all insurance taxes, licenses and fees
           ---------------
directly imposed with respect to premiums on the Health Insurance Contracts reinsured hereunder and shall be given the same meaning as Insurance Taxes, Licenses and Fees, Excluding Federal Income Taxes in the Summary of Operations
Schedule in the NAIC Life, Accident and Health Convention Blank which is taken from the Taxes, Licenses and Fees Exhibit, or similar entries on financial statements filed by the Company. Such term shall not include any franchise or other federal, state or local tax measured by net income.

          "Marketing and Services Agreement" shall have the meaning set forth
           --------------------------------
in Section 3.1.

          "PHCS" shall mean Private Health Care Systems Incorporated, a
           ----
corporation with its corporate offices in Waltham, Massachusetts that develops medical provider networks and provides utilization review services. "

          "PHS" shall mean Physicians Health Services, Inc., a Delaware
           ---
corporation with administrative offices in Trumbull, Connecticut, which is the ultimate parent corporation of the Reinsurer.

          "PHS New Jersey" shall mean Physicians Health Services of New Jersey,
           --------------
Inc., a corporation organized as a health maintenance organization in the State of New Jersey.

          "Profit or Loss" shall have the meaning set forth in Article X.
           --------------

          "Quarterly Accounting Report" means the report required to be
           ---------------------------
prepared in accordance with Section 7.2 and providing the data as shown on Schedule C.

          "Quarterly Settlement" means the net amount due and payable to
           --------------------
either party with respect to any Accounting Period as set forth in Section 7.3.

          "Quota Share" means the percentage of Profit or Loss assumed by the
           -----------
Reinsurer with respect to Health Insurance Contracts, as set forth on Schedule
A.

          "Renewal Date" means, with respect to a Health Insurance Contract, the
           ------------
date that is the anniversary of the day on which the liability of the Company began under such Health Insurance Contract.

          "Reserves" means the amounts shown in the Company's Annual Statement
           --------
as filed with the State of New York as reserves for Health Insurance Contracts.

          "Service Area"  means the State of New Jersey.
           ------------

          "Terminal Accounting and Settlement" means the final accounting and
           ----------------------------------
payment of any amount due either party upon the termination of this Agreement, as described in Section 9.1.

          "Terminal Accounting Date" shall have the meaning set forth in Section
           ------------------------
9.1.

          "Termination Date" means the date upon which the Reinsurer shall no
           ----------------
longer be required to reinsure any Health Insurance Contracts in force as of that date.

          "Written Premiums" means the consideration paid for the Health
           ----------------
Insurance Contracts reinsured hereunder, and shall consist of the items shown on Schedule C, line I.A.7 plus line I.A.3.

                                  ARTICLE II

                             REINSURANCE COVERAGE
                             --------------------

     2.1  Coverage.  Effective May 1, 1996 (the "Effective Date"), the Company
          --------
agrees to cede to the Reinsurer the Quota Share of the risks under the Health Insurance Contracts, all as more specifically described in Schedule A, and the Reinsurer agrees to indemnify the Company against the Quota Shares of risks ceded by the Company under this Agreement.

     2.2  Plan of Reinsurance.  The reinsurance hereunder shall be on a calendar
          -------------------
year renewable term basis.

     2.3  Conditions.  The reinsurance hereunder is subject to the same
          ----------
limitations and conditions as the Health Insurance Contracts, except as expressly provided for in this Agreement.

     2.4  Exclusions.  The reinsurance hereunder does not apply to the following
          ----------
risks: (i) any portion of the risk under any Health Insurance Contract issued by the Company other than the risk reinsured hereunder; (ii) any Health Insurance Contract issued and delivered in a jurisdiction in which issuance and delivery of such contract constituted the doing of business where the Company was not properly licensed; (iii) those risks for which the Reinsurer is not liable pursuant to the provisions of Section 3.11 hereof; and (iv) any risks under Health Insurance Contracts issued by the Company (other than risks under Health Insurance Contracts) sold in conjunction with any entity other than PHS New Jersey.

                                  ARTICLE III

                              GENERAL PROVISIONS
                              ------------------


     3.1  Contract Administration.  The Company and the Reinsurer each shall
          -----------------------
have responsibility for certain aspects of the marketing and administration of the Health Insurance Contracts, in accordance with the Marketing and Services Agreement between the Company, PHS and PHS New Jersey (the "Marketing and Services Agreement").

     3.2  Non-Solicitation.  Neither party, nor any of its Affiliates, shall
          ----------------
contact, solicit or contract with any of the other party's full-time employees who have been engaged in the activities covered by this Agreement without the consent of the other party.

     3.3  Inspection.  Either party or its designated representative may
          ----------
inspect, at the offices of the Company or the Reinsurer, as the case may be, where such records are located, and conduct reasonable audits of, the papers and any and all other books or documents of the Company or the Reinsurer reasonably relating to the Health Insurance Contracts and the administrative responsibilities hereunder, during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Company or the Reinsurer, as the case may be, seeks performance by the other party pursuant to the terms of this Agreement. The information obtained shall be used only for purposes relating to the reinsurance provided under this Agreement and shall not be disclosed to any person without the express permission of the other party, except to the extent that disclosure is required by law. Each party's rights under this Section 3.3 shall survive termination of this Agreement.

     3.4  Misunderstandings and Oversights. If any delay, omission, error or
          --------------------------------
failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party that first discovers such oversight or incorrect act as a result of the misunderstanding will notify the other party in writing promptly upon discovery of the misunderstanding or oversight. The parties shall act to correct the error, omission or oversight within twenty (20) days of notification of the problem. This Section 3.4 shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

     3.5  Reinstatements.  If a Health Insurance Contract reinsured hereunder
          --------------
that was terminated or lapsed is reinstated while this Agreement is in effect, the reinsurance for such Health Insurance Contract under this Agreement will be reinstated automatically as if the

Health Insurance Contract had not been terminated or lapsed. All amounts received in connection with such reinstatement shall be treated as Direct Paid Premiums.

     3.6  Contract Changes or Reserve Changes.  The Company and the Reinsurer
          -----------------------------------
shall share, based upon the applicable Quota Share, in any increase or decrease in the Company's liability that results from any change in the terms or conditions of any Health Insurance Contract reinsured hereunder or in the calculation of Reserves. The Company must provide written notification to the Reinsurer within fifteen (15) days after any such change, if such change can reasonably be expected to have a significant effect on the transactions contemplated by this Agreement.

     3.7  Compliance with Applicable Laws and Regulations.  It is the intention
          -----------------------------------------------
of the parties that this Agreement comply with all existing applicable laws and regulations, as from time to time are in effect, so that the agreement remains in full force and the Health Insurance Contracts remain reinsured on a calendar year renewable term basis. Each of the parties agrees to comply with all laws, ordinances, rules, regulations and orders of regulatory bodies applicable to the transactions contemplated by this Agreement, including those relating to the payment of commissions.

     3.8  Amendment and/or Termination Upon Failure to Comply.  In the event
          ---------------------------------------------------
that it is determined by an insurance or health regulatory authority, the Internal Revenue Service or any other federal, state or local regulatory authority or by either party to this Agreement upon the advice of an insurance or health regulatory authority or the Internal Revenue Service that this Agreement fails to conform to, or that the intent of this Agreement cannot be effected as a result of, the requirements of existing applicable laws and regulations and that this Agreement may be brought into conformity with said requirements, or the intent of this Agreement may be effected, only by means of a material change to this Agreement, or in the event that such laws or regulations are changed subsequent to the Effective Date and such change has a material adverse effect on either party or requires a material change to this Agreement in order for this Agreement to conform with applicable laws and regulations or for its intent to be effected, the parties shall exercise reasonable efforts to reach an agreement to amend this Agreement so as to return the parties to the economic position that they would have been in had no such change occurred or so that both parties share the economic detriment of such change proportionately. If the parties are unable to reach an agreement to amend the Agreement, then the differences between the parties shall be resolved through arbitration in accordance with the provisions of Article XIII. In the event that any required change is not material, this Agreement shall be amended in accordance with such requirement.

     3.9  Notification of Disapproval or Change in Law.  The Company shall
          --------------------------------------------
promptly notify the Reinsurer of any actual or anticipated disapprovals or required changes regarding this Agreement that are made by any insurance or health regulatory authority or taxing authority and of any change in the laws, regulations or rulings affecting this Agreement or related documents. The Reinsurer shall be allowed to participate in the defense of this Agreement or related documents on its own behalf with such authority after consultation with the Company.

     3.10 Setoff.  It is expressly understood that any debts or credits, matured
          ------
or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, including but not limited to such debts and credits arising under Articles IV, V and VI shall, at all times and under all circumstances relevant to the rights and liabilities of the parties to this Agreement, be deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

     3.11 Limitations on Liability.  (a)  The Reinsurer does not indemnify and
          ------------------------
shall not be liable pursuant to this Agreement or otherwise for any of the Company's risk, to the extent any damages result from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Company. The Reinsurer shall be liable and indemnify the Company fully for all losses arising from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Reinsurer, PHS New Jersey or any Affiliate of the Reinsurer, acting in connection with a Health Insurance Contract reinsured hereunder.

     (b) The Company does not indemnify and shall not be liable pursuant to this Agreement or otherwise for any of the Reinsurer's risk, to the extent any damages result from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Reinsurer, PHS New Jersey or of an Affiliate of the Reinsurer. The Company shall be liable and indemnify the Reinsurer fully for all losses arising from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Company acting in connection with a Health Insurance Contract reinsured hereunder.

     (c) The Reinsurer shall be liable, based on the applicable Quota Share, and subject to the election permitted by Section 6.2, for any losses arising from non-negligent acts or omissions to act taken by the Company in good faith pursuant to Health Insurance Contracts reinsured hereunder.

     3.12 Exclusivity.  The Company and the Reinsurer shall not enter into an
          -----------
arrangement similar to this Agreement for health insurance products to be offered in the Service Area with other parties, except as expressly permitted under the Marketing and Services Agreement.

     3.13 Press Releases.  No public statement or press release regarding the
          --------------
existence of this Agreement or the terms thereof shall be made by either party hereto without the prior written consent of the other party, except as required by applicable laws, ordinances, rules and regulations.

     3.14 Restrictions on the Reinsurer and the Company Relating to Other
          ---------------------------------------------------------------
Agreements. During the period from the Effective Date through the last date on
- ----------
which the provisions of this Agreement are in effect, each of the Reinsurer and the Company shall be prohibited from, directly or indirectly, entering into any contract, lease, sublease, license, sublicense, promissory note, evidence of indebtedness or other contract or commitment (whether oral or written), which will, or can reasonably be expected to at any time, place any material restriction or restrictions on such party's ability to perform any or all of its obligations under this Agreement.

     3.15 Investigations.  Each party to this Agreement shall immediately notify
          --------------
the other party, in writing, of any and all investigations of such party or its directors, principal officers or shareholders conducted by any federal, state or local governmental or regulatory authority other than routine examinations or surveys by state insurance or health regulatory authorities and federal or state tax authorities.

     3.16 Change In Control.  Each party shall fully disclose the details of any
          -----------------
pending Change In Control to the other party, and shall provide the other party with copies of any and all applications for approval therefor made to federal, state or local regulatory authorities ( for purposes of this Section 3.16, PHS shall be deemed to be a party hereto). Such disclosure shall be made prior to or concurrent with notification and/or application for approval to such Federal, state or local regulatory authorities of a Change In Control. In the event that such Change In Control shall be approved, the party that intends to undergo the Change In Control shall notify the other party immediately thereof and the other party shall have the rights set forth in Section 8.7.

     3.17 Reinsurance or Sale of Health Insurance Contracts.  (a) The Company
          -------------------------------------------------
agrees that, during the period in which this Agreement is in effect, it shall not reinsure, sell or assign the Health Insurance Contracts to ano ther entity.

     (b) Notwithstanding paragraph (a) above, this Section 3.17 shall not restrict the ability of the Company to (i) enter into a merger or consolidation, or (ii) effect a sale of its business as an entirety or substantially as an entirety; provided, however, that the Company may not enter into a transaction listed in (i) or (ii) above with another entity unless such other entity provides the Reinsurer with a writing, in form and substance satisfactory to the Reinsurer, which shall state that the entity agrees to be bound by the terms of this Agreement to the same extent and effect as if such entity had been a party to this Agreement.

     3.18 Commission Scale and Commission Scale Changes.  The commission scale
          ---------------------------------------------
applicable to the Health Insurance Contracts as of the Effective Date of this Agreement shall be set forth in Schedule B. Commission payments made with respect to any Health Insurance

Contracts reinsured hereunder shall be made according to the same commission scale used by the Company with respect to the specific types of products listed on Schedule A, or substantially similar products, that are not subject to this Agreement, as that scale may be changed from time to time.

     3.19 Statement of Actuarial Opinion.  Within forty-five (45) days after the
          ------------------------------
end of the calendar year, the Company shall provide the Reinsurer with a Statement of Actuarial Opinion certifying the adequacy of the reserves which are covered under this Agreement. In addition, the Actuarial Opinion must state whether or not the reserves covered under this Agreement meet the minimum standards of all states where the Company is licensed, and if not the difference between the Company's reserves and state minimums. The Actuarial Opinion shall meet the requirements as set forth in the NAIC's Actuarial Opinion and Memorandum Regulation. The Opinion shall be signed by the Company's "Appointed Actuary."

                                  ARTICLE IV

                             PREMIUMS AND RESERVES

     4.1  Premiums.  Premiums with respect to Health Insurance Contracts shall
          --------
be allocated to the Company and the Reinsurer in accordance with the Quota Share specified in Schedule A, and the portion of the Premiums allocated to the Reinsurer shall constitute the consideration in respect of the Reinsurer's acceptance of risk under this Agreement.

     4.2  Reinsurer's Capital and Surplus.  The Reinsurer agrees that it shall
          -------------------------------
maintain capital and surplus in an amount of assets or letters of credit in accordance with, and to the extent permitted by, the insurance laws of Bermuda with respect to the Reinsurer's share of

Premiums allocated to the Reinsurer under Section 4.1 above with respect to all Health Insurance Contracts in force that are reinsured hereunder.

     4.3  Reserves.  The Company shall establish and maintain reserves with
          --------
respect to the Health Insurance Contracts reinsured hereunder.

                                   ARTICLE V

                               EXPENSE ALLOWANCE
                               -----------------

     5.1  Administrative Expenses.  Each party shall be entitled to
          -----------------------
reimbursement for its Administrative Expenses (not including pre-marketing expenses), identified in Schedule B, for each Accounting Period. Such Administrative Expenses, plus any Insurance Taxes and Commissions, paid by such party with respect to the Health Insurance Contracts during the Accounting Period, shall be considered reimbursable expenses.

     5.2  Payment.  The Company and the Reinsurer shall be reimbursed for the
          --------
amounts shown as Company Expenses or Reinsurer Expenses, as set forth in Schedule F in connection with each Quarterly Settlement.

                                  ARTICLE VI

                                    CLAIMS

     6.1  Payment of Claims. The Company shall fund an account which will be
          -----------------
used to pay claims under the Health Insurance Contracts. The Reinsurer shall reimburse the Company for the Reinsurer's Quota Share of such claims in connection with each Quarterly Settlement.

     6.2  Notice of Claim.  Upon receipt of any claim on any Health Insurance
          ---------------
Contract, which claim is reasonably anticipated to exceed an amount mutually agreed to by the Company and the Reinsurer, the Company shall promptly notify the Reinsurer of such claim. Copies of notification, claim papers, and proofs shall be furnished by the Company to the Reinsurer upon request.

     6.3  Determination of Claims by the Company.  The Reinsurer will accept the
          --------------------------------------
decision of the Company with respect to the payment of a claim under a Health Insurance Contract; provided, however, that the Company shall promptly advise the Reinsurer of the Company's intention to contest a claim under a Health Insurance Contract, and the Reinsurer shall have the right to advise and assist the Company in its determination of liability and in the best procedure to follow with respect to any such claim of doubtful validity. The Company and the Reinsurer shall share, in accordance with the applicable Quota Share, all expenses incurred in connection with contesting, compromising or settling claims under Health Insurance Contracts, subject to the limitations of Section 3.11. Such expenses may include, but are not limited to, all costs and expenses of investigation, settlement of claims, litigation costs and judgments. If, however, the Reinsurer has advised the Company that a contested claim should be paid, and elects to assume liability for its Quota Share of the claim as originally presented, the Reinsurer shall not share in any additional costs or expenses associated with such claim.

                                  ARTICLE VII

                           ACCOUNTING AND REPORTING
                           ------------------------

     7.1  Reinsurance Accounting.  The Company shall maintain separate books or
          ----------------------
details of account with respect to the Health Insurance Contracts reinsured hereunder, setting forth the data required in Schedules C, D and F.

     7.2  Quarterly Accounting Reports. Following the end of each Accounting
          ----------------------------
Period, the Company shall supply the Reinsurer with a Quarterly Accounting Report providing the data required in Schedules C and F. The Quarterly Accounting Report shall be submitted within twenty (20) business days following the close of each calendar quarter. On November 30 of each year that this Agreement is in effect, the Reinsurer and the Company shall make a projection for year end, which Reinsurer shall use in preparing its annual statements. Subsequent corrections shall be made in the following fiscal year.

     7.3  Settlements.  The Company shall be entitled to payment by the
          -----------
Reinsurer for any positive amounts shown on Schedule F, line A.6. The Reinsurer shall be entitled to payment for any positive amounts shown on Schedule F, line
B.3. The Reinsurer or the Company, as the case may be, shall pay any such positive amounts to the other party within twenty (20) days following the receipt or submission of the Quarterly Accounting Report.

     7.4  Reconciliation.  Each party shall have the right to review all
          --------------
individual components of transactions entered into each Quarterly Accounting Report, such as Premiums received, Commissions and Insurance Taxes, claims incurred or paid, and similar items. The parties shall have a reasonable period from the day the Quarterly Accounting Report is submitted to report any deficiency in such report and to request an adjustment of any payment made to or received by either party. Any amount due either party in connection with such reconciliation shall be paid within twenty (20) days of the receipt of notice that additional amounts are due.

     7.5  Annual Accounting Reports.  Following the end of each fiscal year, the
          -------------------------
Company shall supply the Reinsurer with an Annual Accounting Report providing the data required in Schedule D, at a time to be mutually agreed to by the parties.

     7.6  Best Efforts to Supply Actual Data.  In preparing all reports required
          ----------------------------------
in this Agreement, the Reinsurer or the Company, as the case may be, shall make its best efforts to supply the actual data. If the actual data cannot be supplied with the appropriate report, the Reinsurer or the Company, as the case may be, shall produce best estimates, and shall provide amended reports based on actual data no more than forty-five (45) days after such report was originally due.

     7.7  Interest on Delayed Payments.  Should any payment due the Company or
          ----------------------------
the Reinsurer be delayed beyond its due date, such delayed payment shall accrue interest during such period of delay at an annual rate calculated pursuant to the formula set forth in Schedule E.

                                 ARTICLE VIII

                           DURATION AND TERMINATION
                           ------------------------

     8.1  Duration.  Except as otherwise provided herein, this Agreement shall
          --------
be unlimited in duration.

     8.2  Commencement of Liability.  The liability of the Reinsurer on
          -------------------------
reinsurance ceded hereunder shall commence on the later of the Effective Date and the date the liability of the Company commences under a Health Insurance Contract reinsured hereunder.

     8.3  Termination of Liability.  The liability of the Reinsurer with respect
          ------------------------
to any Health Insurance Contract shall terminate on the date the liability of the Company on such

Health Insurance Contract is terminated. If this Agreement is terminated, the Reinsurer's liability with respect to Health Insurance Contracts that remain in force shall terminate on the later of the Termination Date or the dates referred to in Sections 8.4 or 8.7.

     8.4  Termination of Agreement.  Either party shall have the right to
          ------------------------
terminate this Agreement without cause upon the giving of one hundred eighty
(180) days advance written notice to the other party. In the event that either party elects to terminate this Agreement pursuant to this provision, the other party may elect to continue this Agreement in force and effect with respect to any Health Insurance Contract subject to this Agreement in effect as of the Termination Date until the date that is 180 days after the first Renewal Date for such Health Insurance Contract following the Termination Date. The Termination Date under this Section 8.4 shall be the effective date set forth in the written notice required hereunder.

     8.5  Automatic Termination.  If, at the end of an Accounting Period, none
          ---------------------
of the Health Insurance Contracts is in force, this Agreement shall automatically terminate; provided, however, that if the parties intend to continue to perform their respective marketing activities under the Marketing and Services Agreement, the automatic termination shall be deemed to be waived. In the event of termination pursuant to this Section 8.5, the last day of such Accounting Period shall be the Termination Date.

     8.6  Termination Due to Insufficient Premium.  If the total annualized
          ---------------------------------------
premiums for (i) all Health Insurance Contracts reinsured hereunder, plus (ii) premiums for HMO contracts issued by PHS New Jersey in dual choice arrangements with Health Insurance Contracts do not exceed five million dollars ($5,000,000) on the first anniversary of the implementation of this Agreement, then either party may, within forty-five (45) days thereafter, elect to terminate this Agreement. The Termination Date shall be ninety (90) days thereafter. The implementation of this Agreement shall be construed as the date the Health Insurance Contracts are available for sale under the Marketing and Services Agreement. The Contractholder of each Health Insurance Contract reinsured hereunder shall, in compliance with applicable law, be given the choice of terminating its coverage at the Termination Date or continuing coverage under such Contract until the Renewal Date applicable thereto next following the Termination Date.

     8.7  Termination Subsequent to a Change In Control.  In the event of a
          ---------------------------------------------
Change In Control of PHS, the Company or the Reinsurer, the party not undergoing the Change In Control may elect to terminate this Agreement. The party intending to undergo a Change In Control shall provide the notice described in Section
3.16 to the other party. In the event that this Agreement is terminated following a Change In Control, the party not undergoing a Change In Control may elect to continue this Agreement in force and effect with respect to any case that was originally written as an Health Insurance Contract and that was in force on the Termination Date, until the tenth (10th) Renewal Date applicable to such Health Insurance Contract, or continuation health insurance contract issued by the Company, following the Termination Date. The Termination Date under this
Section 8.7 shall be the effective date of the Change in Control.

     8.8  Termination for Cause. (a) In the event that either party shall
          ---------------------
default in the performance of the duties and obligations imposed on it pursuant to the terms of this Agreement or the Marketing and Services Agreement, or breach any of the provisions contained herein or therein, including the failure to pay any amount when due, or the failure of either party to maintain a level of services under the Marketing and Services Agreement that is reasonably satisfactory to the other party, the defaulting party shall be allowed thirty (30) days from receipt of written notice of such default or breach to present to the non-defaulting party a plan to cure such default or breach that is reasonably satisfactory to the non-defaulting party. If a reasonably satisfactory plan to cure the default or breach is not submitted within that time, or if the plan is not carried out according to its terms, the non-defaulting party shall have the right to terminate this Agreement upon delivery of written notice of such termination to the defaulting party, which shall be effective on receipt, without prejudice to any other rights or remedies available to the non-defaulting party by reason of such default or breach.

     (b) In the event that either party shall engage in fraudulent, illegal or grossly negligent conduct with respect to its duties and obligations under this Agreement or the Marketing and Services Agreement, the other party shall have the right to terminate this Agreement upon delivery of written notice of such termination to the defaulting party, which shall be effective upon receipt, without prejudice to any other rights or remedies available to the non-defaulting party by reason of the other party's conduct.

     (c) The Termination Date under this Section 8.8 shall be the date of receipt of the notice of termination.

     8.9  Termination of Agreement Upon the Occurrence of Certain Events.  This
          --------------------------------------------------------------
Agreement may be terminated at the election of the other party pursuant to written notice upon the occurrence of either of the following events:

     (a) one of the parties to this Agreement fails to remain in good standing under the laws of its state of domicile, or fails for any reason to remain qualified to engage in the transaction contemplated by this Agreement under applicable laws, ordinances, rules or regulations; or

     (b) a voluntary or involuntary proceeding is commenced in any state by or against one of the parties to this Agreement for the purpose of supervising, conserving, rehabilitating or liquidating such party; this Agreement may be terminated at the election of the other party pursuant to a written notice.

     The Termination Date under this Section 8.9 will be the day of receipt of the notice of termination.

     8.10  Termination for Material Change in PHS Network. In the event that the
           ----------------------------------------------
PHS Network (as that term is defined in the Marketing and Services Agreement) undergoes a material change within the meaning of Section 6.3 of the Marketing and Services Agreement, the Company shall have the right to terminate this Agreement. Notice of termination of this Agreement under this Section 8.10 shall be made by the Company within ninety (90) days of the receipt of notice of a change in the composition of the PHS Network submitted by the PHS pursuant to
Section 6.3 of the Marketing and Services Agreement. The Termination Date under this Section 8.10 shall be ten (10) days after notice of termination is given by the Company.

                                  ARTICLE IX

                    PAYMENTS UPON TERMINATION OF AGREEMENT
                    --------------------------------------

     9.1  Payments on Termination.  (a)  In the event that this Agreement shall
          -----------------------
be terminated pursuant to Article VIII, a net accounting and settlement as to any balance due under this Agreement shall be undertaken by the parties to this Agreement (the "Terminal Accounting and Settlement"), which calculations shall be performed as of the day that is one (1) year from the date that the liability of the Reinsurer shall have terminated pursuant to Section 8.3 of this Agreement (the "Terminal Accounting Date").

     (b) The Company shall supply the Reinsurer with final Schedules C and D which shall show the Terminal Accounting and Settlement. If the Terminal Accounting and Settlement shows a final net Loss attributable to the Company, the Company shall pay the amount of such Loss to the Reinsurer. If the Terminal Accounting and Settlement by the Company shows a final net Profit attributable to the Company, the Reinsurer shall pay the amount of the Profit to the Company. Such Schedules shall be supplied by the Company within the period agreed by the parties.

     (c) Any payment required under the Terminal Accounting and Settlement by the Company shall be paid by the Company no later than the day on which the final Schedules C and D, as required by Section 9.1(b), are due. The Reinsurer shall make any payment required to be made by the Reinsurer hereunder within ten
(10) days of receipt of such final schedules. In the event that the calculation for the payment required under the Terminal Accounting and Settlement cannot be accurately calculated by such date, then an estimate shall be paid, with a supplemental accounting being made when the accurate information shall become available.

     9.2  Supplemental Accounting.  In the event that, subsequent to the
          -----------------------
Terminal Accounting and Settlement, an adjustment is made with respect to any amount taken into account in the Terminal Accounting and Settlement, a supplemental accounting shall be made. Any net amount owed to the Reinsurer or the Company by reason of such supplemental accounting, plus any interest due pursuant to Section 7.7, shall be paid promptly upon the completion of such supplemental accounting.

                                   ARTICLE X

                        CALCULATION OF PROFIT AND LOSS
                        ------------------------------

     10.1 Determination and Allocation of Profit or Loss.  The Company shall
          ----------------------------------------------
calculate Profit or Loss with respect to the Health Insurance Contracts, and the Reinsurer or the Company, as appropriate, shall make settlements as required by
Section 7.3 or Section 9.1, as appropriate, according to the calculations as shown on Schedules C and F and shall be made part of each Quarterly Accounting Report.

     10.2 Investment Income.  (a)  Investment Income as shown in Schedules C and
          -----------------
F shall be calculated as follows: a rate of interest determined pursuant to
Section 10.2(b) shall be credited or charged on the average Quarterly cash balance developed with respect to the Health Insurance Contracts. The Quarterly cash balance shall consist of the prior closing cash balance, plus Direct Paid Premium, minus Direct Paid Claims and further reduced by cash payment to the Company or the Reinsurer as shown in Schedule F. Such Investment Income shall be reflected on line II.A of Schedule C.

     (b) The interest rate for purposes of this Section 10.2 shall be equal to the non-loaned portfolio rate for the Company, determined from the most recent annual financial statement submitted to the New York Insurance Department for the Company's general account, as more specifically described in Schedule E.

                                  ARTICLE XI

                              CONDITION PRECEDENT
                              -------------------

     11.1 Condition Precedent.  When, under insurance, public health or other
          -------------------
applicable laws or regulations, approval of arrangements of the type contemplated by this Agreement by one or more Federal, state or local governmental or regulatory authorities is required, the receipt by the Company and the Reinsurer of any and all such approvals shall be a condition precedent to the other party's liability under this Agreement. Subject to Section 11.2, if this condition precedent is not met by the Company or the Reinsurer by the Effective Date, this Agreement shall be void as of the Effective Date.

     11.2 Extension of Time.  In the event that the necessary approvals set
          -----------------
forth in Section 11.1 have not been obtained by the Company or the Reinsurer as of the Effective Date, the parties may mutually agree to modify the Effective Date of this Agreement.

     11.3 Cooperation of the Parties.  The Reinsurer and the Company shall each
          --------------------------
use its best efforts to cooperate with and assist the other party in obtaining the necessary approvals referred to in Section 11.1.

     11.4 Guarantee of Reinsurer.  As a further condition precedent to the
          ----------------------
obligation of the Company to cede reinsurance under this Agreement, on or before the Effective Date hereof, the Reinsurer shall deliver to the Company an agreement by PHS to guarantee the solvency of the Reinsurer. Such agreement shall be in form and content acceptable to the Company in its sole discretion, and shall be effective for as long as the Company seeks performance by the Reinsurer under this Agreement. Any termination or substantial amendment of PHS' agreement to guarantee the obligations of the Reinsurer shall be cause for termination by the Company under
Section 8.8 above.

                                  ARTICLE XII

                           INSOLVENCY OF THE COMPANY
                           -------------------------

     12.1 Payments by the Reinsurer.  In the event of the insolvency of the
          -------------------------
Company, payments due the Company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall, subject to Section 12.2, be payable by the Reinsurer directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the Health Insurance Contracts reinsured hereunder without diminution because of the insolvency of the Company.

     12.2 Claims.  In the event of the insolvency of the Company, the Reinsurer
          ------
shall be given written notice of the pendency of a claim against the insolvent Company on a Health Insurance Contract reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the

Company solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

     12.3 Executory Contract.  It is expressly understood that this Agreement is
          ------------------
an executory contract as long as both parties are required to perform under this Agreement. On the insolvency of either party, if this Agreement is not confirmed by the insolvent party and given status as an "Administrative Expense," then the other party may terminate for non-performance without additional payment other than payments relating to Health Insurance Contracts for which liability continues under this Agreement.

                                 ARTICLE XIII

                                  ARBITRATION
                                  -----------

     13.1 Appointment of Arbitrators. In the event of any disputes or
          --------------------------
differences arising hereafter between the contracting parties with respect to any transaction, matter or issue arising from or relating in any way to this Agreement on which agreement between the parties hereto cannot be reached, the same shall be decided by arbitration. Three arbitrators will decide any dispute or difference. The arbitrators must be disinterested officers or retired officers of health maintenance organizations or managed health care companies, or insurance companies with experience in managed health care, other than the two parties to this Agreement or their Affiliates. Each of the contracting companies agrees to appoint one of the arbitrators with the third, the "Umpire," to be chosen by the other arbitrators. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose an Umpire before entering upon arbitration. In the event that the two arbitrators shall not be able to agree on the choice of the Umpire within 30 days following their appointment, each arbitrator shall nominate five candidates within 10 days thereafter, four of whom the other arbitrator shall decline, and the Umpire shall be chosen from the two remaining nominees by the President of the American Arbitration Association.

     13.2 Decision of Arbitrators; Expenses.  The arbitrators shall consider
          ---------------------------------
customary and standard practices in the managed health care insurance businesses. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision. Judgment may be entered on the decision. Each party shall bear the expense of its own arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expenses of the third arbitrator.

     13.3 Applicable Law; Survival.  Any arbitration instituted pursuant to this
          ------------------------
Article XIII shall be held in New Jersey and the laws of the State of New Jersey and, to the extent applicable, the Federal Arbitration Act shall apply. This
Article XIII shall survive termination of this Agreement.

     13.4 Other Actions.  Submission of a matter to arbitration shall be a
          -------------
condition precedent to any right to institute a proceeding at law or in equity concerning such matter, except for injunctive or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement.

                                  ARTICLE XIV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     14.1 Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Reinsurer as follows:

     The Company is a mutual life insurance company organized and existing under the laws, including the insurance laws, of the State of New York and is in good standing under these laws. The Company further represents and warrants that it is duly licensed and admitted as an insurer under the laws of those jurisdictions in which the Health Insurance Contracts reinsured hereunder have been issued and is authorized under the laws and regulations of said jurisdictions to act as a reinsurer in those jurisdictions. In addition, the Company covenants that, so long as this Agreement is in effect, it shall take all actions reasonably necessary to remain duly licensed under the laws of those jurisdictions wherein the Health Insurance Contracts have been issued. The Company shall notify the Reinsurer immediately in the event that its license shall be revoked or suspended in any jurisdiction hereunder.

     The Company has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out all of its obligations hereunder.

     The execution and delivery by the Company of this Agreement and the other agreements and documents contemplated hereby, the consummation by the Company of the transactions as herein contemplated and the carrying out by the Company of its obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

     14.2 Representations and Warranties of the Reinsurer.  The Reinsurer hereby
          -----------------------------------------------
represents and warrants to the Company as follows:

     The Reinsurer is a corporation organized and existing under the laws, including the insurance laws, of Bermuda and is in good standing under these laws. The Reinsurer covenants that, so long as this Agreement is in effect, that it shall take all reasonable actions necessary to remain duly licensed within the purview of this Agreement under the insurance laws of Bermuda. The Reinsurer shall notify the Reinsurer immediately in the event that its license shall be revoked or suspended in any jurisdiction hereunder.

     The Reinsurer has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out all of its obligations hereunder.

     The execution and delivery by the Reinsurer of this Agreement and the other agreements and documents contemplated hereby, the consummation by the Reinsurer of the transactions as herein contemplated and the carrying out by the Reinsurer of its obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

                                  ARTICLE XV

                                CONFIDENTIALITY
                                ---------------

     15.1 Obligations of the Parties.  Each party agrees that all information
          --------------------------
concerning the business affairs of the Company or the Reinsurer (or PHS, PHS New Jersey or any Affiliate thereof), as the case may be, which is not generally available to the public, including but not limited to, lists of physicians and other health care providers, lists of brokers and other information of a proprietary nature relating to methods of doing business heretofore or hereinafter received by it from the other party shall be kept and maintained as confidential and in complete secrecy. Neither party shall, without the prior written consent of the other party, disclose at any time, either orally, or in writing, or otherwise, in any manner, directly or indirectly, to any person or entity, except to other employees or agents of the non-disclosing party, any such proprietary information. Any breach of confidentiality shall give the non-breaching party the right of injunctive relief in addition to any other remedy permitted by law.

     15.2 Survival of Article XV.  This Article XV shall survive termination of
          ----------------------
this Agreement.

                                  ARTICLE XVI

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     16.1 Notices.  All notices required pursuant to this Agreement shall be in
          -------
writing and shall become effective when received. Each written notice shall be sent by certified or registered mail, return receipt requested, or a nationally recognized overnight delivery service (providing for delivery receipt) or delivered by hand. All notices under this Agreement shall be addressed as follows:

If to the Company:

               The Guardian Life Insurance Company of America
               201 Park Avenue South
               New York, New York  10003
               ATTENTION:  Edward K. Kane, Esq.
               Senior Vice President & General Counsel

If to the Reinsurer:

               Physicians Health Services (Bermuda) Ltd.
               120 Hawley  Lane
               Trumbull, Connecticut 06611

               ATTENTION:    Regina M. Campbell
               Senior Vice President & Chief Administrative Officer

If to PHS:

               Physicians Health Services, Inc.
               120 Hawley  Lane
               Trumbull, Connecticut 06611
               ATTENTION:    Regina M. Campbell
               Senior Vice President & Chief Administrative Officer

     16.2 Successors and Assigns.  This Agreement cannot be assigned by the
          ----------------------
Company or the Reinsurer without the prior written approval of the other party. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

     16.3 Counterparts.  This Agreement may be executed simultaneously in any
          ------------
number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.

     16.4 Currency.  All payments and accounts shall be made in United States
          --------
Dollars, and all fractional amounts shall be rounded to the nearest whole dollar.

     16.5 Amendment.  This Agreement shall be amended only by written agreement
          ---------
signed by a duly authorized officer of each of the Company and the Reinsurer, and any change to this Agreement shall be null and void unless made by such amendment; provided, however, that where, under insurance, public health or other applicable laws or regulations, the approval of any such amendment to this Agreement by one or more Federal, state or local governmental or regulatory authorities is required, the amendment shall not take effect unless and until all such necessary approvals have been received by the Company. In the event that such an approval is required, the Company, the Reinsurer, PHS and PHS New Jersey shall each be obligated to take all necessary actions in order to obtain such approval.

     16.6  Entire Agreement; Headings.  This Agreement and the Schedules and
           --------------------------
Exhibits attached hereto, together with the Marketing and Services Agreement, supersede all prior discussions and written and oral agreements between the parties with respect to the subject matter of this Agreement, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. Headings are not part of this Agreement, and shall not affect the terms hereof.

     16.7  Binding Effect.  This Agreement is binding upon and will inure to the
           --------------
benefit of the parties and their respective successors and permitted assigns.

     16.8  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of New Jersey, without giving effect to its provisions relating to conflicts of law.

     16.9  Severability.  In the event any section or provision of this
           ------------
Agreement or related documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining sections and provisions of this Agreement or related documents shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had not been severed or deleted.

     16.10 Waivers and Remedies.  The waiver by any of the parties of any other
           --------------------
party's prompt and complete performance, or breach or violation, of any provisions of this Agreement and related documents shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

                                   EXECUTION
                                   ---------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                             PHYSICIANS HEALTH SERVICES
                                              (BERMUDA) LTD.


                                             By ________________________________
                                                Name
                                                Title



                                             THE GUARDIAN LIFE INSURANCE
                                               COMPANY OF AMERICA

                                             By ________________________________
                                                Name
                                                Title

                                  SCHEDULE A
                                  ----------

                         CONTRACTS AND RISKS REINSURED
                         -----------------------------


                                  Quota Share
                                  -----------

          The Reinsurer agrees to reinsure a 50% quota share (the "Quota Share") of the risks on the Health Insurance Contracts (as defined), issued (or to be issued) by the Company in the Service Area.

                                  SCHEDULE B
                                  ----------

                             FEES AND COMMISSIONS
                             --------------------

I.   Guardian's Administrative Services Fee (as a percentage of premium)
     -------------------------------------------------------------------

                        PPO                     Indemnity
                        ---                     ---------
Sales                   %                           %
Billing & Collection    %                           %
Claims                  %                           %
Marketing               %                           %
Other                   %                           %
                        -                           -
     Total              %                           %

II.  PHS' Administrative Services Fee (as a percentage of premium)
     -------------------------------------------------------------

                        PPO                     Indemnity
                        ---                     ---------
Network
 Management              %                          %
Claims                   %                          %
Member Relations         %                          %
Marketing                %                          %
Other + Bad Debt         %                          %
                         -                          -
     Total               %                          %

III. Schedule of Commissions
     -----------------------

Scales will be filed with the Department of Insurance prior to implementation.

                                  SCHEDULE C

                             QUARTERLY PROFIT/LOSS
                             ---------------------

                                                           PPO       Indemnity
                                                           ---       ---------
I.   Profits/Losses from Underwriting:
     --------------------------------

     A.   Earned Premium:
          1. Cash Received
          2. Change in Due and Unpaid
          3. Change in Unearned Premium Reserve
          4. Change in Advance Premium
          5. Gross Earned Premium (1+2-3-4)


     B.   Incurred Claims:
          ---------------

     (i)  Cash Claims
          1. Claims Paid
          2. COB Recoveries
          3. Subrogation Recoveries
          4. Total Cash Claims (1-2-3)


     (ii) Change in Reserves
          5. Change in IBNR
          6. Change in Subrogation Recoverables
          7. Change in COB Recoverables
          8. Total Change in Reserves (5-6-7)
          9. Total Incurred Claims (4+8)

                                                           PPO       Indemnity
                                                           ---       ---------
     C. Expenses
        --------

        1. Incurred Commissions
           a. Cash
           b. Change in Liability
           c. Total Incurred  (a+b)
        2. Incurred Premium Taxes, Licenses & Fees
           a. Cash
           b. Change in Liability
           c. Total Incurred  (a+b)
        3. Incurred Guardian Administration Expenses
        4. Incurred PHS Administration Expenses
        5. Joint Marketing Expenses
        6. IHC Assessments Paid
        7. Change in IHC Assessments Payable
        8. Incurred Expenses (1+2+3+4+5+6+7)


II.  Profit for Investment Income
     ----------------------------

     A. Net Investment Income Profit/Loss

III. Profit Share
     ------------

     A.   Net Aggregate Profit/Loss (I.A5-I.B9-I.C8+IIA)
     B.   PHS Bermuda Profit/Loss
     C.   Guardian Profit/Loss

                                  SCHEDULE D
                                  ----------

                                ANNUAL REPORTS
                                --------------

                      PERIOD COVERING _______ TO _______




                           INTENTIONALLY LEFT BLANK

              PARTIES WILL AGREE ON THE CONTENTS AT A LATER DATE

                                  SCHEDULE E
                                  ----------

                       INVESTMENT INCOME INTEREST RATES
                       --------------------------------

The annual Investment Income Interest Rate shall equal the non-loaned portfolio
           -------------------------------
rate for the Company's general account assets for the current calendar year.
The portfolio rate shall be determined from the Annual Statement submitted to the New York Insurance Department for the Company's general account based on the formula given below:

                         rate = (I+CG)/(.5x(A+B-I-CG))

Where:

  A = cash and invested assets plus accrued investment income less borrowed money at the end of year (page 2, line 10A less line 5 plus line 16 plus line 2102, less page 3, line 11.4 less line 16 less line 22 less line
       2501);

  B =  same quantity as "A" above except for the beginning of year;

  I = net investment income for the year (exhibit 2, line 16) plus amortization of interest maintenance reserve (page 4, line 4A);

  CG = capital gains/loss, less interest maintenance reserve (exhibit 3, line
       10, column 4 minus footnote exhibit 3, line 2, column A plus exhibit 4, line 10, column 4).

The pages and lines referred to above are as they appear in the Company's 1994 Annual Statement. These pages and lines may change from year to year.

For quarterly reporting purposes, the Investment Income Interest Rate shall be determined based on the following, with an adjustment to reflect the actual experience during the first quarter of the succeeding calendar year:

First quarter:    The prior year Investment Income Interest Rate.
Subsequent quarters: A reasonable estimate of the current year Investment Income Interest Rate.

                                  SCHEDULE F
                                  ----------

                        QUARTERLY FUNDS RECONCILIATION
                        ------------------------------

                      PERIOD COVERING _______ TO _______

A.  Cash To Company                             Guardian
    ---------------                             --------

1.  Company Profit
    --------------
    (Sch. C, III C):                                   0
    ---------------                             --------

2.  Investment Income
    -----------------
    Sch. C, II A):                                     0
    -------------                               --------

3.  Earned Premium
    --------------
    (Sch. C, I.A.7):                                   0
    ---------------                             --------

4.  Incurred Claims
    ---------------
    (Sch. C, I.B.13):                                  0
    ----------------                            --------

5.  Company Expenses
    ----------------
    (Sch. C, I.C
    ------------
    1+2+3+5+6+7):                                      0
    ------------                                --------

6.  Total Cash to Company
    ---------------------
    (1. - 2. -3.+4.+5.):                               0
    -------------------                         --------



B.  Cash to Reinsurer                           PHS Bermuda
    -----------------                           -----------

1.  Reinsurer Profit
    ----------------
    (Sch. C, III B):                                   0
    ---------------                             --------

2.  Reinsurer Expenses
    ------------------
    (Sch. C, I.C.4):                                   0
    ---------------                             --------

3.  Total Cash to
    -------------
    Reinsurer
    ---------
    (1.+2.):                                           0
    -------                                     --------

                                      F-1